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                                                               Exhibit 10(t)(19)

                    CENTERPOINT ENERGY, INC. RETIREMENT PLAN

               (As Amended and Restated Effective January 1, 1999)

                              Thirteenth Amendment

          CenterPoint Energy, Inc., a Texas corporation, having reserved the right under Section 15.1 of the CenterPoint Energy, Inc. Retirement Plan, as amended and restated effective as of January 1, 1999, and as thereafter amended (the "Plan"), under Section 15.1 of the Plan, does hereby amend the Plan, effective as of January 1, 2006, as follows:

     1. Article VIII of the Plan is hereby amended to add the following new
Section 8.9 thereto:

          "8.9 2006 Southern Gas Involuntary Separation Benefit: A Member who
     (i) is an Eligible Southern Gas Employee (as defined below), (ii) has attained at least age 55 and completed at least 5 years of Service as of his Termination Date (as defined below), and (iii) qualifies for a benefit under a Company involuntary severance benefits plan (a 'Southern Gas Severance Plan'), which provides for this benefit for an Eligible Southern Gas Employee who is involuntarily terminated during the Severance Period (as defined below), and who satisfies all requirements for this benefit under the applicable Southern Gas Severance Plan, shall be eligible, subject to his timely execution and delivery without subsequent revocation of the waiver and release, and his timely execution and delivery of any election or other documents, required under the applicable Southern Gas Severance Program, to receive a Pension commencing on or after his Termination Date equal to the normal or early retirement Pension for which the Member is eligible (or, in the case of an Eligible Southern Gas Employee who is on Disability Leave of Absence, would have been eligible had his employment continued through the period of disability and terminated, and his benefit accruals under the Plan shall cease, on his Termination Date), calculated as set forth in Section 8.1 or 8.2, but adding three (3) deemed years to the Member's age and three (3) deemed years to the Member's Service as applicable to the specific benefit formulas under the Plan (including for purposes of the Grandfathered Benefit under Section 7.6), except with respect to the Actuarial Equivalent calculations under Article XI.

          For purposes of this Section 8.9,

               (a) An 'Eligible Southern Gas Employee' means a Member (i) who was a nonexempt Employee of CenterPoint Energy Southern Gas Operations, a division of CenterPoint Energy Resources Corp., a wholly


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          owned subsidiary of the Company, and any successor to CenterPoint
          Energy Southern Gas Operations ('Southern Gas'), (ii) whose employment with Southern Gas was involuntary terminated during the Severance Period, and (iii) who is not subsequently employed by the Employer or any Affiliate prior to his Termination Date.

               (b) The 'Severance Period' means the period prescribed in the Southern Gas Severance Plan; provided, however, that such period shall not commence prior to January 1, 2006, and shall not extend beyond December 31, 2006.

               (c) The 'Termination Date' means an Eligible Southern Gas Employee's involuntary termination of Service date.

               (d) To the extent applicable, a Member's Compensation, as provided in Section 1.16, in effect on his Termination Date shall be deemed to continue unchanged during his deemed three (3) years of Service.

          The foregoing notwithstanding, the enhanced benefits provided under this Section are subject to compliance with the non-discrimination requirements under Section 401(a)(4) of the Code and, to the extent the Committee determines in its sole discretion is necessary to satisfy such requirements, such benefit may be reduced or otherwise adjusted."

     2. Article VIII of the Plan is hereby amended to add the following new
Section 8.10 thereto:

          "8.10 2006 Voluntary Early Retirement Program: A Member who is an Eligible VERP Employee (as defined below) and who has attained at least age 55 and completed at least 5 years of Service as of February 28, 2006, may elect to participate in the Company's 2006 Voluntary Early Retirement Programs for Southern Gas Operations Employees, CenterPoint Energy Service Information Technology Employees and Finance and Regulatory, Regulated Operations Employees (collectively, the '2006 Program'). Any election to participate in the 2006 Program shall be made in writing between January 5, 2006 and February 28, 2006 (or within 50 days of receipt of the 2006 Program materials, including the related form of waiver and release, if later), in the form and manner prescribed by the Committee, including subsequent execution of such waiver and release, as a condition of eligibility for the 2006 Program. Except as provided below, any Eligible VERP Employee who elects to participate in the 2006 Program shall voluntarily terminate his Service on February 28, 2006, or such earlier date after January 5, 2006, but prior to February 28, 2006, as agreed to by the Company and the Eligible VERP Employee (as applicable, his 'Termination Date'), and shall be eligible to elect to receive the 'Voluntary Early Pension' (as described below) in


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     lieu of any other pension hereunder, which shall be payable in accordance with the provisions of Article XI (including the optional forms of payment), effective as of the Termination Date. Any Eligible VERP Employee who elects to participate in the 2006 Program and who, at the request of his Employer, elects to extend his Service beyond the Termination Date to a later termination date based on a specific business need of his Employer, shall receive the Voluntary Early Pension commencing no earlier than the first day of the month coincident with or next following his actual termination of Service and payable in accordance with the provisions of
     Article XI in effect as of such later date (with such later date, his Termination Date).

          An Eligible VERP Employee who has elected to participate in the 2006 Program, subject to his execution and delivery without subsequent revocation of the waiver and release required under the 2006 Program, shall be eligible to receive a Voluntary Early Pension commencing on his Termination Date equal to the normal or early retirement Pension for which the Member is eligible (or, in the case of an Eligible VERP Employee who is on Disability Leave of Absence, would have been eligible had his employment continued through the period of disability and terminated, and his benefit accruals under the Plan shall cease, on the Termination Date), calculated as set forth in Section 8.1 or 8.2, but adding three (3) deemed years to the Member's age and three (3) deemed years to the Member's Service for all purposes under the Plan (including for purposes of the Grandfathered Benefit under Section 7.6), other than Actuarial Equivalent calculations under Article XI.

          For purposes of this Section 8.10,

               (a) An 'Eligible VERP Employee' is a Member who

                    (i) on January 5, 2006, is an (1) active, exempt Employee of
               CenterPoint Energy Southern Gas Operations, a division of CenterPoint Energy Resources Corp., a wholly owned subsidiary of the Company, (2) active information technology employee of CenterPoint Energy Service Company, LLC, a wholly owned subsidiary of the Company, or (3) active finance and regulatory, regulated operations employee of the Company or any Affiliate;

                    (ii) is not an officer of the Company or any Affiliate at
               the vice president level or above; and

                    (iii) is not subsequently employed by the Employer or any
               Affiliate prior to his Termination Date.

               (b) To the extent applicable, a Member's Compensation, as provided in Section 1.16, in effect on his Termination Date shall be


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          deemed to continue unchanged during his deemed three (3) years of
          Service.

          The foregoing notwithstanding, the enhanced benefits provided under this Section are subject to compliance with the non-discrimination requirements under Section 401(a)(4) of the Code and, to the extent the Committee determines in its sole discretion is necessary to satisfy such requirements, such benefit may be reduced or otherwise adjusted."

          IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 6th day of February, 2006, but effective as of the January 1, 2006.

                                        CENTERPOINT ENERGY, INC.


                                        By /s/ David McClanahan
                                           -------------------------------------
                                           David McClanahan
                                           President and Chief Executive Officer


ATTEST:


/s/ Richard Dauphin
-------------------------------------
Richard Dauphin
Assistant Secretary


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